Exhibit 10.1

PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT (this “Agreement”) is entered into as of December 19, 2011, among PCA LSG Holdings, LLC, a Delaware limited liability company (“PCA Holdings”), Pegasus Partners IV, L.P., a Delaware limited partnership (“Fund IV”), Pegasus Investors IV, L.P., a Delaware limited partnership (the “Fund IV GP”), Pegasus Capital Partners IV, L.P., a Delaware limited partnership (“PCP IV”), and Pegasus Partners IV (OA), LP, a Delaware limited partnership (the “OA Fund”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Second Amended and Restated Agreement of Limited Partnership of Fund IV dated as of September 28, 2007, as amended.

WHEREAS, Lighting Science Group Corporation, a Delaware corporation (the “Company”), a Portfolio Company of Fund IV, is currently marketing a private placement investment opportunity, but has received interim funding from, among others, PCA Holdings, an Affiliate of Fund IV GP;

WHEREAS, pursuant to a Subscription Agreement among the Company, PCA Holdings and Fund IV, dated as of November 17, 2011 and attached as Exhibit A (the “Series F Subscription Agreement”), the Company granted PCA Holdings the option to purchase, in the aggregate, up to 40,000 units (the “Series F Units”) of the Company’s securities at a purchase price of $1,000.00 per Series F Unit, each Series F Unit consisting of: (a) one share of the Company’s Series F Preferred Stock, par value $0.001 per share; and (b) 83 shares of the Company’s common stock, par value $0.001 per share, and PCA Holdings purchased 10,000 of the Series F Units;

WHEREAS, pursuant to a Subscription Agreement among the Company, PCA Holdings, Fund IV and certain other Persons, dated as of December 1, 2011 and attached as Exhibit B (the “Series G Subscription Agreement”), the Company has issued to certain other Persons units (“Series G Units”) of the Company’s securities at a purchase price of $1,000 per Series G Unit, with each Series G Unit consisting of: (a) one share of the Company’s Preferred Stock, par value $0.001 per share (the “Preferred Stock”), issued pursuant to the Certificate of Designation attached as Exhibit C; and (b) 83 shares of the Company’s common stock, par value $0.001 per share;

WHEREAS, in connection with the issuance of Series G Units by the Company, pursuant to Section 7 of the Series F Subscription Agreement, PCA Holdings exchanged its outstanding Series F Units for Series G Units; provided that the Preferred Stock associated therewith shall begin earning and accruing dividends as of November 17, 2011;

WHEREAS, effective as of December 9, 2011, PCA Holdings exercised its right under the Series G Subscription Agreement to purchase an additional 1,650 Series G Units from the Company at a purchase price of $1,000 per Series G Unit;

WHEREAS, the Advisory Board of Fund IV has given its consent to PCA Holdings providing interim funding to the Company; and

WHEREAS; PCA Holdings now wishes to enter into certain arrangements regarding the Series G Units with the other parties hereto;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Offer of Series G Units.

(a) PCA Holdings hereby agrees that at any time on or prior to May 17, 2012, each Limited Partner of Fund IV may elect to purchase some or all of its pro rata share of all Series G Units purchased by PCA Holdings based on such Limited Partner’s Capital Commitment relative to the total Capital Commitments of all Limited Partners. Upon an exchange of securities pursuant to Section 8 of the Series G Subscription Agreement or a Subsequent Transaction (as defined in the Series G Subscription Agreement), the offer set out herein shall apply to such new securities (the Series G Units or such other securities, the “Offered Units”). The offer shall terminate if the Preferred Stock is redeemed by the Company, notwithstanding notification of the Limited Partners.

(b) Fund IV shall notify each Limited Partner of its right to elect to purchase the Offered Units: (i) promptly following the date of this Agreement; and (ii) following any additional subscription for Series G Units by PCA Holdings. Fund IV shall also notify each Limited Partner in the event that the Preferred Stock is redeemed by the Company and the offer is therefore terminated.

(c) Each notice sent pursuant to Section 1(b) above shall (i) specify the number of Offered Units held by PCA Holdings as of such date and each Limited Partner’s pro rata share of such Offered Units; (ii) state that a Limited Partner electing to purchase Offered Units (an “Electing LP”) must give written notice to PCA Holdings of its intention to purchase Offered Units, including the number of Offered Units it wishes to purchase; (iii) state the Purchase Price (as defined below); and (iv) state that an election to purchase may be made at any time on or prior to May 17, 2012, subject to an earlier redemption of the Preferred Stock.

(d) PCA Holdings shall transfer the relevant Offered Units to an Electing LP within 10 Business Days of receipt of such Electing LP’s confirmation of its election, subject to the Electing LP entering into a purchase agreement with PCA Holdings and PCA Holdings’ receipt of the Purchase Price. The Purchase Price shall be paid by the Electing LP by wire transfer of immediately available funds to PCA Holdings on the date of transfer.

(e) The “Purchase Price” for the Offered Units shall be $1,000 per Offered Unit plus any dividends accrued but unpaid on the Preferred Stock (or any other preferred stock or debt security issued pursuant to a Subsequent Transaction or any other exchange of securities pursuant to the Series G Subscription Agreement) through the date that such Offered Units are transferred.

2.	Fund IV Participation Right.

(a) PCA Holdings shall contribute to Fund IV promptly upon receipt of any Participation Amount the product of (i) the Investor Percentage and (ii) such Participation Amount.

(b) As used in this Section 2, the following terms shall have the following meanings:

“Assumed Tax Rate” shall mean the applicable highest marginal tax rates for an individual resident in New York City (including the Medicare tax on investment income of individuals) applicable to ordinary income, qualified dividend income or capital gains, as appropriate, taking into account year in which the taxable net income is received, and taking into account the deductibility of state and local income taxes as applicable at the time for United States federal income tax purposes.

“Investor Percentage” shall mean 100% less the percentage of Fund IV’s total Capital Commitments represented by the Fund IV GP, PCP IV and the OA Fund.

“Participation Amount” shall mean 50% of the excess of (i) all amounts paid by the Company in respect of the Offered Units over (ii) $1,000 per Offered Unit plus a dividend of 10% per annum, on a cumulative and compounded basis, but net of taxes payable on any such amounts calculated at the Assumed Tax Rate.

(c) Each of the Fund IV GP, PCP IV and the OA Fund hereby waives its right to receive any portion of the Participation Amount. Accordingly, the Participation Amount shall be distributed as an Other Distribution among the other Limited Partners.

(d) For the avoidance of doubt, the calculation of the Participation Amount shall remain unchanged notwithstanding that: (i) a higher dividend becomes payable on the Preferred Stock in accordance with the terms thereof, or (ii) the Series G Units are exchanged for any other securities pursuant to Section 8 of the Series G Subscription Agreement or a Subsequent Transaction, and such new securities may receive a higher dividend than 10% per annum.

3.	General Provisions.

(a) Third Party Rights. The Limited Partners of Fund IV shall be third party beneficiaries of this Agreement, and this Agreement shall not be amended in a manner adverse to the Limited Partners without the consent of the Advisory Board.

(b) Governing Law. The laws of the State of New York without reference to the conflict of laws provisions thereof shall govern all questions concerning the construction, validity and interpretation of this Agreement.

(c) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of each of the parties hereto.

(d) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute a single agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

PCA LSG HOLDINGS, LLC

By: Pegasus Capital, LLC, its managing member

By:	/s/ Craig M. Cogut
Name:	Craig M. Cogut
Title:	President & Managing Member

PEGASUS PARTNERS IV, L.P.

By: Pegasus Investors IV, L.P., its general partner

By: Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Jason Schaefer
Name:	Jason Schaefer
Title:	Secretary and General Counsel

PEGASUS INVESTORS IV, L.P.

By: Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Jason Schaefer
Name:	Jason Schaefer
Title:	Secretary and General Counsel

PEGASUS CAPITAL PARTNERS IV, L.P.

By: Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Jason Schaefer
Name:	Jason Schaefer
Title:	Secretary and General Counsel

PEGASUS PARTNERS IV (OA), L.P.

By: Pegasus Investors IV, L.P., its general partner

By: Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Jason Schaefer
Name:	Jason Schaefer
Title:	Secretary and General Counsel